Exhibit 10.15

Extension Agreement

between

SunHydrogen, Inc
1OE Yanonali Street Suite 36 Santa Barbara, CA 93101

- "SUNHYDROGEN" -

and

Gebr. SCHMID GmbH Robert-Bosch-Strar.ie 32-36
72250 Freudenstadt Germany

-"SCHMID" -

Recitals:

SCHMID has developed several tool and process platforms for industrial processing of flat and continuous substrates for the electronic, PV, medical and commodity industries. Besides having decades of experience in providing tools to the industry in the field of specialized immersion and single side chemical treatment such as anodizing, chemical deburring, etching, cleaning and chemical bath deposition, electro and electroless plat ing, thin film deposition in ambient and low pressure environment, one of the major strengths of the company is to industrialize processes from lab to mass manufacturing.

SUNHYDROGEN has developed a breakthrough nanoparticle technology to make green hydrogen using sunlight and any source of water. SUNHYDROGEN seeks to identify and develop manufacturing processes to scale-up second generation ("Gen2") nanoparticle technology to transition from lab-scale to commercial scale.

SUNHYDROGEN and SCHMID have entered into a Cooperation Agreement with an effective date March 1, 2021 ("Cooperation Agreement") with a duration of 6 months. SUNDHYDROGEN and SCHMID intend to extend the Cooperation Agreement until De cember 31, 2021.

1.	Extention

In order to satisfy its respective obligations in accordance with the Cooperation Agreement, SUNHYDROGEN and SCHMID hereby agree to extend the Cooperation Agreement until December 31, 2021 ("Extension Period").

2.	Miscellaneous

All provisions of the Cooperation Agreement will remain in full force and effect unless amended in this Extension Agreement. If there is a conflict between this Extension Agreement and the Cooperation Agreement, this Extension Agreement will prevail.

Freudenstadt, September 28, 2021	Santa Barbara, September 28, 2021

Gebr. SCHMID GmbH	SunHydrogen Inc.

/s/ Christian Schmid
Name: Christian Schmid	Name: Tim Young

Title: CEO	Title: CEO